COMPANY CONTACT:	Curtis Schneekloth	FOR IMMEDIATE RELEASE
	(419) 424-4165	May 2, 2012

Cooper Tire & Rubber Company

Reports Improved First Quarter Results

•	First quarter net sales of $984 million, an increase of 9 percent
•	Operating profit of $48 million, or 4.8 percent of net sales
•	Net Income of 34 cents per share attributable to Cooper Tire & Rubber Company

Findlay, Ohio, May 2, 2012 - Cooper Tire & Rubber Company (NYSE:CTB) today reported net sales of $984 million, an increase of $82 million, or 9 percent, compared with the first quarter of 2011. Operating profit was $48 million for the quarter, an increase of $16 million from the prior year same quarter. Net income attributable to Cooper Tire & Rubber Company for the quarter was $22 million, or $0.34 per share on a diluted basis, for the quarter ended March 31, 2012, compared with $16 million, or 25 cents, for the first quarter of 2011.

When compared with the first quarter of 2011, improved price and mix of $71 million offset $8 million of higher raw material costs. Sales volumes were slightly lower than the prior year same quarter. Higher manufacturing costs, including $29 million related to the labor situation at the Company's manufacturing operations in Findlay, Ohio, decreased results by $31 million. Selling, general and administrative costs increased by $9 million as the Company invested in expanding distribution networks and promoting Cooper brands. Startup costs related to the manufacturing operations in Serbia were $3 million.

Cash and cash equivalents of $258 million at March 31, 2012, increased $24 million from Dec. 31, 2011, and $69 million from March 31, 2011. During the first quarter of 2012, the Company invested $19 million to acquire assets to be used by the company's new operation in Krusevac, Serbia.

The Company has posted a summary presentation of information related to the quarter on its website at http://coopertire.com/Investors/Financials/Quarterly-Summary.aspx

North America Tire Operations

North America Tire Operations achieved net sales of $698 million during the first quarter, up 8 percent from 2011 net sales of $644 million. The increased sales were the result of stronger price and mix, partially offset by lower unit sales. Unit sales for the North American segment decreased 3 percent compared with the prior year first quarter. Cooper's total light vehicle shipments in the United States decreased 6.1 percent during the quarter, compared with total industry shipments decline of 5.8 percent as reported by the Rubber Manufacturers Association.

The segment's operating profit was $23 million for the first quarter, or 3.3 percent of net sales. This was an increase of $1 million compared with the same period in 2011. Favorable price and mix of $58 million was partially offset by $18 million of higher raw material costs. Manufacturing costs increased by $28 million, including the impact of the labor situation at the Company's manufacturing operation in Findlay, Ohio, partially offset by other manufacturing efficiencies. Lower volumes reduced profit by $3 million. Selling, general and administrative costs were $3 million higher than a year ago as the company invested in advertising and brand promotions. Product liability costs increased $2 million from a year ago.

International Tire Operations

The Company's International Tire Operations reported record first quarter sales of $404 million, an increase of $41 million, or 11 percent, compared with the first quarter of 2011. The increase reflected positive price and mix as well as increased volumes. The segment shipped nearly 8 percent more units than during the same quarter in 2011, including intercompany shipments. Asian sales volumes increased 8 percent, while European sales volumes decreased 10 percent. Higher Asian sales were driven by improved truck and bus radial and premium passenger car sales. European sales volumes decreased as a result of general economic conditions in the region. Intercompany shipments within the segment declined compared to the prior year.

The segment's operating profit increased $13 million to $33 million, or 8.1 percent of net sales, in the first quarter of 2012, compared with $20 million, or 5.5 percent of net sales, in the first quarter of 2011. Profits improved from favorable price and mix of $6 million, lower raw material costs of $17 million and increased volumes of $3 million. Selling, general and administrative costs increased $7 million, reflecting investments to expand the distribution network in China and promoting Cooper brands. Serbia startup costs were $3 million.

Management Commentary and Outlook

Roy Armes, Chief Executive Officer, commented, "During the first quarter we continued progress toward our goals in the midst of a challenging business environment. We have now achieved 11 consecutive quarters of profitability, which is a tribute to the resiliency of our business model.

"While demand has been sluggish for the industry, our new products continue to do well as we exceeded industry growth in many product lines. We continue to believe that pent-up demand for broadline tires exists, although it is difficult to predict exactly when that demand will manifest.

"Raw material costs remain at elevated levels. We expect costs, as measured by our raw material index, to increase between 5 percent and 7 percent sequentially in the second quarter.

"Impacts of the labor situation in the Findlay Plant are largely behind us and our manufacturing operations will focus on efficiency improvements.

"We continue to expect capital expenditures for 2012 to total $180 million to $210 million. This includes investments in an ERP system and investments to ramp up production at our Serbian operation.

"There are continued opportunities for the Company to increase shareholder value as we move forward. These opportunities include building on the momentum from our new product introductions and driving cost savings to the bottom line as we become more efficient in our operations. We will also create new opportunities to enhance the effectiveness of our operations as we implement our ERP system.

"We have confidence that successful execution of initiatives aligned to our plan will move our business forward, despite the volatile environment in which we operate. We remain optimistic about our future."

Cooper’s management team will discuss the financial and operating results for the quarter in a conference call today at 11 a.m. Eastern Time. Interested parties may access the audio portion of that conference call on the investor relations page of the Company’s website at www.coopertire.com.

About Cooper Tire & Rubber Company

Cooper Tire & Rubber Company (Cooper) is the parent company of a global family of companies that specialize in the design, manufacture, marketing, and sales of passenger car and light truck tires. Cooper has joint ventures, affiliates and subsidiaries that also specialize in medium truck, motorcycle and racing tires. Cooper's headquarters is in Findlay, Ohio, with manufacturing, sales, distribution, technical and design facilities within its family of companies, located in 11 countries around the world. For more information on Cooper, visit www.coopertire.com, www.facebook.com/coopertire or www.twitter.com/coopertire.

Available Information

We webcast our earnings calls and certain events we participate in or host on the investor relations portion of our website, http://coopertire.com/investors.aspx. We also make available on our website free of charge a variety of information for investors. Our goal is to maintain the investor relations portion of the website as a portal through which investors can easily find or navigate to pertinent information about us, including:

•	our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the Securities and Exchange Commission;
•	information on our business strategies, financial results and selected key performance indicators;
•	announcements of our participation at investor conferences and other events;
•	press releases on quarterly earnings, product and service announcements and legal developments;
•	corporate governance information; and
•	other news and announcements that we may post from time to time that investors might find useful or interesting.

The content of our website is not intended to be incorporated by reference into this press release or in any report or document we file with or furnish to the SEC, and any references to our website is intended to be inactive textual references only.

Forward-Looking Statements

This report contains what the Company believes are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding projections, expectations or matters that the Company anticipates may happen with respect to the future performance of the industries in which the Company operates, the economies of the United States and other countries, or the performance of the Company itself, which involve uncertainty and risk.

Such “forward-looking statements” are generally, though not always, preceded by words such as “anticipates,” “expects,” “will,” “should,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of the Company’s current views and perceptions of future events, and there can be no assurance that such statements will prove to be true.

It is possible that actual results may differ materially from those projections or expectations due to a variety of factors, including but not limited to:

•	the failure to achieve expected sales levels;
•	volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources;
•	the inability to obtain and maintain price increases to offset higher production or material costs;

•	the impact of labor problems, including labor disruptions at the Company or at one or more of its large customers or suppliers;
•	the failure of the Company’s suppliers to timely deliver products in accordance with contract specifications;
•	changes in economic and business conditions in the world;
•	changes in interest or foreign exchange rates;
•	increased competitive activity including actions by larger competitors or lower-cost producers;
•	consolidation among the Company's competitors or customers;
•	changes in the Company’s customer relationships, including loss of particular business for competitive or other reasons;
•	litigation brought against the Company, including products liability claims, which could result in material damages against the Company, as well as potential increases in legal fees due to a more active trial docket;
•	volatility in the capital and financial markets or changes to the credit markets and/or access to those markets;
•	an adverse change in the Company’s credit ratings, which could increase its borrowing costs and/or hamper its access to the credit markets;
•	changes in pension expense and/or funding resulting from investment performance of the Company’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations;
•	changes to tariffs on certain tires imported into the United States from the People's Republic of China or the imposition of new tariffs or trade restrictions;
•	government regulatory and legislative initiatives including environmental and healthcare matters;
•	the failure to develop technologies, processes or products needed to support consumer demand;
•	technology advancements;
•	failure to implement information technologies or related systems, including failure to successfully implement an ERP system;
•	the risks associated with doing business outside of the United States;
•	failure to attract or retain key personnel;
•	inaccurate assumptions used in developing the Company’s strategic plan or operating plans or the inability or failure to successfully implement such plans;
•	failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources;
•	changes in the Company’s relationship with joint-venture partners;
•	the inability to recover the costs to develop and test new products or processes;
•	inability to adequately protect the Company’s intellectual property rights;
•	and inability to use deferred tax assets.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.

Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected.

The Company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

Further information covering issues that could materially affect financial performance is contained in the Company's periodic filings with the U. S. Securities and Exchange Commission.

 (Statements of income and balance sheets follow…)

Cooper Tire & Rubber Company

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands except per share amounts)

	Quarter Ended
	March 31
	2011	2012

Net sales	$901,794	$984,258
Cost of products sold	820,834	878,829
Gross profit	80,960	105,429

Selling, general and administrative	48,777	57,719
Operating profit	32,183	47,710

Interest expense	9,421	8,475
Interest income	(669)	(651)
Other expense (income)	(5,505)	(465)
Income before income taxes	28,936	40,351

Income tax expense	10,459	12,301

Net income	18,477	28,050

Net income attributable to noncontrolling shareholders' interests	2,803	6,482

Net income attributable to Cooper Tire & Rubber Company	$15,674	$21,568

Basic earnings per share:

Net income attributable to Cooper Tire & Rubber Company common stockholders	$0.25	$0.35

Diluted earnings per share:

Net income attributable to Cooper Tire & Rubber Company common stockholders	$0.25	$0.34

Weighted average shares outstanding (000s):
Basic	61,850	62,310
Diluted	63,185	62,964
Depreciation	$29,658	$31,769
Amortization	$337	$335
Capital expenditures	$35,903	$37,062

Segment information
Net sales
North American Tire	$643,776	$697,507
International Tire	363,422	404,461
Eliminations	(105,404)	(117,710)

Segment profit (loss)
North American Tire	$21,529	$22,840
International Tire	20,072	32,640
Eliminations	(1,743)	(524)
Unallocated corporate charges	(7,675)	(7,246)

******************************

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31
	2011	2012

Assets
Current assets:
Cash and cash equivalents	$188,485	$257,644
Notes receivable	36,172	77,583
Accounts receivable	480,253	480,035
Inventories	480,054	491,307
Other current assets	52,186	66,547
Total current assets	1,237,150	1,373,116

Net property, plant and equipment	939,271	999,136
Goodwill	21,210	18,851
Restricted cash	2,301	10,199
Deferred income tax assets	15,477	193,480
Intangibles and other assets	58,180	46,072
	$2,273,589	$2,640,854

Liabilities and Equity
Current liabilities:
Notes payable	$127,051	$140,816
Trade payables and accrued liabilities	587,041	594,373
Income taxes	6,217	8,534
Current portion of long-term debt	16,613	11,367
Total current liabilities	736,922	755,090

Long-term debt	317,276	334,810
Postretirement benefits other than pensions	259,549	294,942
Pension benefits	247,932	355,450
Other long-term liabilities	172,155	170,368
Redeemable noncontrolling shareholders' interests	68,419	-
Total parent stockholders' equity	431,759	604,813
Noncontrolling shareholders' interests in consolidated
subsidiaries	39,577	125,381
	$2,273,589	$2,640,854

 These interim statements are subject to year-end adjustments.

Certain amounts from 2011 have been reclassed to conform to 2012 presentation.